EXHIBIT 24.2


                                December 18, 1996



Board of Directors
N.U. Pizza Holding Corporation
15414 Cabrito Avenue
Suite A
Van Nays, CA 91406


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, I hereby consent to the incorporation by reference in this registration statement of my our report on the consolidated financial statements and financial statement schedule included in the annual report of Form 10-K of N.U. Pizza Holding Corporation and Subsidiaries for the year ended June 30, 1996 and references to my firm included in this S-8 Registration Statement.





 /S/BENNET BLOCK ACCOUNTING CORPORATION
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Bennet Block Accounting Corporation